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ACUSON CORPORATION                                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-29596, 33-43606, 33-59707 and 33-61691. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen LLP



San Jose, California
March 13, 2000